SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 20, 2016, Walgreens Boots Alliance, Inc. (the “Company”) issued a press release announcing financial results for the fiscal quarter and fiscal year ended August 31, 2016. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated in this Item 2.02 by reference.

The information in this Item 2.02, including the exhibit attached hereto, and the information under Item 7.01 below, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 7.01.	Regulation FD Disclosure.

On October 20, 2016, the Company is conducting a conference call and webcast beginning at 8:30 a.m. Eastern time regarding its results for the fiscal quarter and fiscal year ended August 31, 2016 and related matters.

Slides prepared for the purposes of the conference call are available on the Company’s investor relations website at http://investor.walgreensbootsalliance.com. A link to the conference call will be available on the Company’s investor relations website at: http://investor.walgreensbootsalliance.com.

Item 8.01.	Other Events.

On October 20, 2016, the Company and Rite Aid Corporation (“Rite Aid”) issued a joint press release announcing that they had mutually agreed to extend the end date of their merger agreement from October 27, 2016 to January 27, 2017. A copy of the joint press release is filed as Exhibit 99.2 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release of Walgreens Boots Alliance, Inc. dated October 20, 2016

99.2	Joint Press Release of Walgreens Boots Alliance, Inc. and Rite Aid Corporation dated October 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: October 20, 2016	By:	/s/ George R. Fairweather
	Title:	Executive Vice President and Global Chief Financial Officer